UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

PROOFPOINT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 1, 2013
Dear Stockholders:

        You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Proofpoint, Inc. The meeting will be held at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, CA 95054 on Monday, June 10, 2013. Directions to the Santa Clara Marriott appear on the back cover of the accompanying notice of annual meeting and proxy statement.

        The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

        Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

        We look forward to seeing you at the meeting.

Sincerely, Gary Steele Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 10, 2013:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT

http://investors.proofpoint.com/financials.cfm

PROOFPOINT, INC.
892 Ross Drive
Sunnyvale, CA 94089

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

         NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders of Proofpoint, Inc. will be held on Monday, June 10, 2013, at 9:00 a.m. (Pacific Time) at the Santa Clara Marriott located at 2700 Mission College Boulevard, Santa Clara, CA 95054.

         We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

         1.      To elect two Class I directors of Proofpoint, Inc. each to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

         2.      To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

         3.      To conduct an advisory vote for approval of the compensation of our named executive officers ("Say-on-pay" vote).

         4.      To conduct an advisory vote on the frequency of future "Say-on-pay" votes.

         5.      Re-approval of the Internal Revenue Code Section 162(m) limits of our 2012 Equity Incentive Plan to preserve our ability to receive corporate income tax deductions that may become available pursuant to Section 162(m).

         In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on April 22, 2013 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.

         Your vote as a Proofpoint, Inc. stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, you may contact the Proofpoint Investor Relations Department through our website at http://investors.proofpoint.com/contactus.cfm or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

Gary Steele
Chief Executive Officer

Sunnyvale, California
May 1, 2013

         YOUR VOTE IS IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM THEM TO VOTE YOUR SHARES.

PROOFPOINT, INC.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF STOCKHOLDERS

PROOFPOINT, INC.
892 Ross Drive
Sunnyvale, CA 94089

PROXY STATEMENT FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

May 1, 2013

Information About Solicitation and Voting

        The accompanying proxy is solicited on behalf of Proofpoint, Inc.'s board of directors for use at Proofpoint's 2013 Annual Meeting of Stockholders (the "meeting") to be held on June 10, 2013, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about May 1, 2013. An annual report for the year ended December 31, 2012 is enclosed with this Proxy Statement. An electronic copy of this proxy statement and annual report are available at http://investors.proofpoint.com/financials.cfm.

General Information About the Meeting

Purpose of the Meeting

        At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Proofpoint, Inc. and respond to questions from stockholders.

Record Date; Quorum

        Only holders of record of common stock at the close of business on April 22, 2013, the record date, will be entitled to vote at the meeting. At the close of business on April 22, 2013, we had 34,072,441 shares of common stock outstanding and entitled to vote.

        The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

        Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 22, 2013, the record date. You may vote all shares owned by you as of April 22, 2013, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On April 22, 2013, we had 34,072,441 shares of common stock issued and outstanding.

        Stockholder of Record: Shares Registered in Your Name.    If on April 22, 2013 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

        Beneficial Owner: Shares Registered in the Name of a Broker or Nominee .    If on April 22, 2013 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

        Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of "FOR" votes will be elected. You may either vote "FOR" one or any of the nominees or "WITHHOLD" your vote with respect to one or any of the nominees. The stockholder vote on the compensation of our named executive officers, commonly referred to as a "Say-on-pay" vote, and the vote on how frequently we should conduct future votes to approve named executive officer compensation, are advisory votes only, and are not binding on us, our board of directors or the compensation committee of the board. In addition, the "Say-on-pay" vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Approval of the "Say-on-pay" vote, will be obtained if the number of votes cast "FOR" the proposal at the meeting exceeds the number of votes "AGAINST" the proposal. The frequency of future "Say-on-pay" votes receiving the greatest number of votes cast by stockholders—every one year, every two years or every three years—will be the frequency that stockholders approve. Re-approval of the Internal Revenue Code Section 162(m) limits will be obtained if the number of votes cast "FOR" the proposal at the meeting exceeds the number of votes "AGAINST" the proposal. Abstentions (shares present at the meeting and voted "abstain") are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, the "Say-on-pay" vote, the frequency of future "Say-on-pay" votes and the re-approval of the Internal Revenue Code Section 162(m) limits. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

        The board of directors recommends that you vote FOR each of the Class I directors named in this proxy statement (Proposal 1), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2), FOR the "Say-on-pay" vote (Proposal 3), FOR a "3 Year" frequency for future "Say-on-pay" votes (Proposal 4) and FOR the re-approval of the Internal Revenue Code Section 162(m) limits (Proposal 5).

Voting Instructions; Voting of Proxies

        If you are a stockholder of record, you may:

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  vote in person—we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

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  vote via telephone—in order to do so, please follow the instructions shown on your proxy card; or

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  vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

        Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on June 9, 2013. Submitting your proxy, whether by telephone, or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote "FOR" all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on except for Proposal 4, you may vote "FOR" or "AGAINST" or "ABSTAIN" from voting. With respect to Proposal 4, you may vote for "1 YEAR", "2 YEARS" or "3 YEARS", or "ABSTAIN" from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

        All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

        If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute "broker non-votes" (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

        The expenses of soliciting proxies will be paid by Proofpoint. Following the original mailing of the soliciting materials, Proofpoint and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email, or otherwise. Following the original mailing of the soliciting materials, Proofpoint will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Proofpoint, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.

Revocability of Proxies

        A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

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  delivering to the Corporate Secretary of Proofpoint (by any means, including facsimile) a written notice stating that the proxy is revoked;

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  signing and delivering a proxy bearing a later date;

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  voting again by telephone; or

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  attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

        Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The preliminary voting results will be announced at the meeting and posted on our website at http://investors.proofpoint.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD; CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

        Proofpoint is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

        Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor section of our website, which is located at http://investors.proofpoint.com, by clicking on "Corporate Governance Guidelines," under "Corporate Governance." The Corporate Governance Guidelines are reviewed periodically by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Board Leadership Structure

        Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairman in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations related thereto to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairman and chief executive officer are held by the same person, the independent directors shall designate a "lead independent director." In cases in which the chairman and chief executive officer are the same person, the chairman schedules and sets the agenda for meetings of the board of directors, and the chairman, or if the chairman is not present, the lead independent director chairs such meetings. The responsibilities of the chairman or, if the chairman and the chief executive officer are the same person, the lead independent director include: presiding at executive sessions; serving as a liaison between the chairman and the independent directors, being available, under appropriate circumstances, for consultation and direct communication with stockholders; and facilitating communication between the independent directors and management.

        Our board of directors believes that we and our stockholders currently are best served by having Eric Hahn, an independent director, serve as chairman. Separating the positions of chief executive officer and chairman allows our president and chief executive officer to focus on our day-to-day business, while allowing the chairman to lead our board of directors in its fundamental role of providing independent advice to and oversight of management. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors' Role in Risk Oversight

        Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity, and tax), legal, regulatory, compliance and reputational risks.

        Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies and guidelines. The compensation committee reviews risks and exposures associated with compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee, together with the audit committee, reviews our major legal compliance risk exposures and monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.

Independence of Directors

        Our board of directors determines the independence of our directors by applying the independence principles and standards established by the NASDAQ Global Market. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.

        Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

        Based upon this review, our board of directors has determined that the following director nominee and members of our board of directors are currently independent as determined under the rules of the NASDAQ Global Market:

Eric Hahn	Kevin Harvey
Anthony Bettencourt	Philip Koen
Dana Evan	Rob Ward
Jonathan Feiber

        All members of our audit committee, compensation committee, nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Proofpoint or any of its subsidiaries other than their directors' compensation. No member of the audit committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Proofpoint or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.

Committees of Our Board of Directors

        Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attn: General Counsel or by clicking on "Corporate Governance" in the Investor section of our website, http://investors.proofpoint.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

  Audit Committee

        Our audit committee is comprised of Ms. Evan, who is the chair of the audit committee, Mr. Ward and Mr. Koen. The composition of our audit committee meets the requirements for independence under current NASDAQ Global Market and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NASDAQ Global Market listing standards. In addition, our board of directors has determined that Ms. Evan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our audit committee, among other things:

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  selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

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  helps to ensure the independence and performance of and oversees our company's relationship with the independent registered public accounting firm;

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  discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;

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  develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

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  reviews our policies on risk assessment and risk management;

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  reviews related party transactions;

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  reviews the adequacy and effectiveness of our internal control policies and procedures and reviews our critical accounting policies;

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  obtains and reviews a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

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  approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and

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  reviews our annual, quarterly and periodic reports related to financial matters to be filed with the SEC.

  Compensation Committee

        Our compensation committee is comprised of Mr. Harvey, who is the chair of the compensation committee, Ms. Evan and Mr. Feiber. The composition of our compensation committee meets the requirements for independence under current NASDAQ Global Market and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Code. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

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  reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

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  administers our stock and equity incentive plans;

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  reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity plans; and

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  establishes and reviews general strategies relating to compensation and benefits of our employees.

        The compensation committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to our board of directors regarding the compensation of non-employee directors and the chief executive officer. The compensation committee may take into account the recommendations of the chief executive officer with respect to compensation of the other executive officers.

  Nominating and Corporate Governance Committee

        Our nominating and governance committee is comprised of Mr. Hahn, who is the chair of the nominating and governance committee, and Mr. Feiber. The composition of our nominating and governance committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. Our nominating and governance committee, among other things:

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  identifies, evaluates and makes recommendations to our board of directors regarding nominees for election to our board of directors and its committees;

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  evaluates the performance of our board of directors and of individual directors;

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  considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

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  reviews proposed waivers of our code of conduct;

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  reviews developments in corporate governance practices;

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  evaluates the adequacy of our corporate governance practices and reporting; and

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  develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

        The members of our compensation committee during 2012 were Mr. Harvey, Ms. Evan and Mr. Feiber. None of the members of our compensation committee in 2012 was at any time during 2012 or at any other time an officer or employee of Proofpoint or any of its subsidiaries, and none had or have any relationships with Proofpoint that are required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2012.

Board and Committee Meetings and Attendance

        The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2012, the board of directors met nine (9) times, including telephonic meetings, the audit committee held six (6) meetings, the compensation committee held four (4) meetings and the nominating and corporate governance committee did not meet until the first quarter of 2013. None of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period which such director served).

Board Attendance at Annual Stockholders' Meeting

        Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in April 2012 and did not have an annual meeting of our stockholders in 2012.

Presiding Director of Non-Employee Director Meetings

        The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our chairman, currently Mr. Hahn, is the presiding director at these meetings.

Communication with Directors

        Stockholders and interested parties who wish to communicate with our board of directors, non-management member of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary or by sending an email to the board of directors through our website at http://investors.proofpoint.com/contactBoard.cfm.

        All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

        The address for these communications is:

Proofpoint, Inc.
c/o Corporate Secretary
892 Ross Drive
Sunnyvale, California 94089.

Business Conduct Guidelines

        We have adopted business conduct guidelines that apply to all of our board members, officers and employees. Our Business Conduct Guidelines are posted on the Investor section of our website located at http://investors.proofpoint.com by clicking on "Corporate Governance." Any amendments or waivers of our Business Conduct Guidelines pertaining to a member of our board or one of our executive officers will be disclosed on our website at the above-referenced address.

 NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

        Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under "Stockholder Proposals to Be Presented at Next Annual Meeting."

Director Qualifications

        With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

        Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience, and knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our board of directors currently consists of eight directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2014 and 2015, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, one of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2016 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal.

        Shares represented by proxies will be voted "FOR" the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Nominees to the Board of Directors

        The nominees, and their ages, occupations and length of board service as of May 1, 2013, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Philip Koen(1)	61	Chairman of the Board and Chief Executive Officer of Intermedia.net, Inc.	October 2010
Douglas Garn	54	Former President and Chief Executive Officer of Quest Software	*

*
Not applicable

(1)
Member of the audit committee

        Philip Koen has been Chairman of the Board and Chief Executive Officer of Intermedia.net, Inc., a cloud-based provider of hosted Microsoft Exchange, collaboration and content management services, since May 2011. From February 2010 to May 2011, Mr. Koen was Chief Executive Officer of Montero Partners, an advisory services company. From March 2006 to January 2010, Mr. Koen served as Chief Executive officer and Director of Savvis, Inc., a cloud infrastructure and hosted IT solutions provider. From July 1999 until February 2006, Mr. Koen was employed by Equinix, Inc. a provider of network neutral data centers and Internet exchange services, as President and Chief Operating Officer and as Chief Financial Officer. Mr. Koen currently serves on the board of Infinera Corp., an optical networking company. Mr. Koen earned a bachelor's degree from Claremont McKenna College and an M.B.A. from the University of Virginia. Mr. Koen also serves on the board of trustees of Webster University. The board of directors determined that Mr. Koen should serve as a director based on his extensive experience in operations, accounting and financial management at technology and Internet companies.

        Douglas Garn has served as an executive consultant since April 2013. Previously, Mr. Garn served in various roles at Quest Software, Inc., a IT management software company, including Vice Chairman from February 2012 to September 2012, President and Chief Executive Officer from October 2008 to February 2012, President from 2005 to October 2008, Vice President, Worldwide Sales from 1998 to 2002, and returned to this position from 2003 to 2005, after a medical leave of absence. From March 1996 to January 1998, Mr. Garn was Vice President of North American Sales for Peregrine Systems, Inc. Mr. Garn served as Vice President of Sales at Syntax Inc. from 1995 to 1996 and as Regional Sales Manager at BMC from 1993 to 1995. Mr. Garn holds a B.A. degree in Marketing from the University of Southern California. The board of directors determined that Mr. Garn should serve as a director based on his wealth of experience and expertise in sales strategy and execution, and software business operations and management.

  Continuing Directors

        The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of May 1, 2013, are provided in the table below. Additional biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:
Jonathan Feiber(2)(3)	56	General Partner at Mohr Davidow Ventures	2002
Eric Hahn(3)	53	Founding Partner of the Inventures Group	2002
Kevin Harvey(2)	48	Founder and General Partner of Benchmark Capital	2002
Class III Directors:
Anthony Bettencourt	52	President, Chief Executive Officer and Chairman of the Board of Coverity, Inc.	March 2012
Dana Evan(1)(2)	53	Retired, Former Chief Financial Officer of Verisign, Inc.	June 2008
Gary Steele	50	Chief Executive Officer of Proofpoint, Inc.	2002

(1)
Member of the audit committee

(2)
Member of the compensation committee

(3)
Member of the nominating and corporate governance committee

        Anthony Bettencourt has served as the President, Chief Executive Officer and Chairman of the Board of Coverity, Inc., a privately held company that develops and markets development testing solutions that assist software developers in detecting and fixing quality and security problems, since November 2010. From January 2006 to October 2009, Mr. Bettencourt served as Senior Vice President of Special Projects at Autonomy Corporation plc. From 2003 to 2005, Mr. Bettencourt served as the Chief Executive Officer of Verity Inc., an enterprise search company and led the company through an acquisition by Autonomy in 2005. Mr. Bettencourt currently serves as the Non-Executive Chairman of the board of directors of Blinkx, Inc., an Internet video search engine company whose stock trades on the AIM market of the London Stock Exchange, and also serves on the board of directors of several privately held companies. Mr. Bettencourt holds a B.A. in English from Santa Clara University. The board of directors determined that Mr. Bettencourt should serve as a director based on his extensive experience in the operation and management of technology and Internet companies.

        Dana Evan has invested in and served on the boards of directors of companies in the Internet, technology and media sectors, including Fusion-io, Inc. and Omniture, Inc, since July 2007. From May 1996 until July 2007, Ms. Evan served as chief financial officer of VeriSign, Inc., a provider of intelligent infrastructure services for the Internet and telecommunications networks. Previously, Ms. Evan worked as a financial consultant in the capacity of chief financial officer, vice president of finance or corporate controller over an eight-year period for various public and private companies and partnerships, including VeriSign, Inc., Delphi Bioventures, a venture capital firm, and Identix Incorporated, a multi-biometric technology company. Prior to serving as a financial consultant, Ms. Evan worked in a variety of positions at KPMG LLP. Ms. Evan also serves on the board of directors of a Fusion-io, Inc. and a number of privately held companies, including Box, Inc. Ms. Evan is a certified public accountant (inactive) and holds a B.S. in Commerce with a concentration in Accounting and Finance from Santa Clara University. The board of directors determined that Ms. Evan possesses specific attributes that qualify her to serve as a member of our board of directors, including broad expertise in operations, strategy, accounting, financial management and investor relations at both publicly and privately held technology, media and Internet companies.

        Jonathan Feiber is a general partner at Mohr Davidow Ventures, a venture capital firm, which he joined in 1992. As a general partner at Mohr Davidow Ventures, Mr. Feiber serves on the board of directors of a number of privately held companies. Prior to joining Mohr Davidow Ventures, Mr. Feiber worked in various managerial positions at Sun Microsystems, a computer software and information technology company. Mr. Feiber holds a B.A. degree in computer science and mathematics from the University of Colorado. The board of directors determined that Mr. Feiber should serve as a director based on his significant experience in the venture capital industry analyzing, investing in and serving on the boards of directors of other technology companies, his significant management, software engineering and product development experience and his relationship with Mohr Davidow Ventures, one of our largest stockholders.

        Eric Hahn founded our company in June 2002 and is the founding partner of the Inventures Group, a mentor investment firm, which was founded in 1998. From 1997 to 1998, Mr. Hahn served as the Chief Technical Officer for Netscape Communications, Inc., a computer services and web browser company, and was a member of Netscape's Executive Committee. In addition, Mr. Hahn was the founder and Chief Executive Officer of Collabra Software, Inc., a groupware provider that was acquired by Netscape in 1995. Prior to Collabra, Mr. Hahn ran the cc:Mail division of Lotus Development Corporation, a business applications company. Mr. Hahn holds a B.S. degree from the Worcester Polytechnic Institute, which also bestowed to Mr. Hahn an honorary Ph.D. in computer science. The board of directors determined that Mr. Hahn should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies, his management and leadership experience as a former founder and executive of multiple startup technology companies and his significant software engineering and product development experience.

        Kevin Harvey is a founder and general partner of Benchmark Capital, which he joined in 1995. Before founding Benchmark, Mr. Harvey was founder, president and Chief Executive Officer of Approach Software Corp., a server database company. Before founding Approach Software, Mr. Harvey founded Styleware, Inc., a software company. Mr. Harvey received his B.S. degree in engineering from Rice University in 1987. The board of directors determined that Mr. Harvey should serve as a director based on his significant experience investing in and serving on the boards of directors of other technology companies, his management and leadership experience as a former founder and executive of multiple startup technology companies and his relationship with Benchmark Capital, one of our largest stockholders.

        Gary Steele has served as our Chief Executive Officer since 2002. Prior to joining our company, Mr. Steele served from June 1997 to July 2002 as the Chief Executive Officer of Portera Systems Inc., a software company. Before Portera, Mr. Steele served as the vice president and general manager of the

Middleware and Data Warehousing Product Group at Sybase, Inc., an enterprise and mobile software company. Mr. Steele's prior experience includes business development, marketing, and engineering roles at Sun Microsystems, Inc. and Hewlett-Packard Company, computer, computer software and information technology companies. He holds a B.S. degree in computer science from Washington State University. The board of directors determined that Mr. Steele should serve as a director based on his position as our Chief Executive Officer and his understanding of the Internet security industry.

  Non-Continuing Directors

        Rob Ward is a founder of Meritech Capital Partners, a venture capital firm, which he joined in 1999. Mr. Ward leads Meritech Capital Partner's investment practice in the enterprise infrastructure and data center markets including storage, security and database sectors. From 1996 to 1999, prior to founding Meritech Capital Partners, Mr. Ward was a principal at Montgomery Securities LLC, an investment bank, in the private equity group. Prior to joining Montgomery Securities, Mr. Ward spent five years in the corporate finance department at Smith Barney Inc., an investment bank. Mr. Ward received a B.A. degree from Williams College and a M.S. degree from the Massachusetts Institute of Technology.

        There are no familial relationships among our directors and officers.

Director Compensation

        The following table provides information for the fiscal year ended December 31, 2012 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2012.

Director Compensation—2012

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Eric Hahn	$18,750	$63,879	$82,629
Anthony Bettencourt	15,000	296,672	311,672
Dana Evan	27,500	—	27,500
Jonathan Feiber	—	34,569	34,569
Kevin Harvey	—	37,467	37,467
Philip Koen	20,000	—	20,000
Rob Ward	—	35,677	35,677

(1)
Non-employee directors, who did not otherwise elect to receive their annual board service fees in the form of stock options, received an annual retainer fee of $30,000 plus an additional annual fee as follows: (1) $20,000 for the chair of our audit committee and $10,000 for each of its other members; (2) $12,000 for the chair of our compensation committee and $5,000 for each of its other members; and (3) $7,500 for the chair of our nominating and corporate governance committee and $3,750 for each of its other members. Annual board service fees were prorated to three quarters of service in 2012.

(2)
Amount shown in this column reflect the aggregate full grant date fair value calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for awards granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2012, see the column "Stock Options Outstanding" in the table below.

  Our non-employee directors held the following number of stock options as of December 31, 2012.

Name	Option Awards
Eric Hahn	138,235
Anthony Bettencourt	50,000
Dana Evan	106,217
Jonathan Feiber	16,865
Kevin Harvey	17,231
Philip Koen	50,000
Rob Ward	17,005

        Annual and Meeting Fees.    Following the initial public offering in April 2012, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds and other than those who elected to receive their annual board service fees in the form of stock options, were compensated as follows:

  •
  $30,000 annual cash retainer;

  •
  $20,000 for the chair of our audit committee and $10,000 for each of its other members;

  •
  $12,000 for the chair of our compensation committee and $5,000 for each of its other members; and

  •
  $7,500 for the chair of our nominating and corporate governance committee and $3,750 for each of its other members.

        Equity Awards.    Our non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted an initial stock option to purchase 37,500 shares of our common stock and, immediately following each annual meeting of our stockholders, each non-employee director will automatically be granted an additional stock option to purchase 12,500 shares of our common stock if the non-employee director has served continuously as a member of our board of directors for at least six months. Each initial stock option award will vest in equal annual installments over three years from the date of grant while each annual stock option award will vest in full on the earlier of the one-year anniversary of the date of grant or immediately prior to the first annual meeting of our stockholders to occur after the date of grant. Our non-employee director equity compensation policy also provides that a director can elect to receive the aforementioned annual board service fees in the form of stock options. One-quarter of each stock option award provided in lieu of annual board service fees will vest upon the completion of each calendar quarter of board service, commencing with the second calendar quarter of the year or with the grant immediately after the annual meeting of our stockholders. Each of these awards will be immediately exercisable in full; however, any unvested shares issued upon exercise will be subject to a right of repurchase by us upon termination of service, which right will lapse in accordance with the vesting schedule described above. Options granted to non-employee directors under the policy described above will accelerate and vest in full in the event of a change of control. The awards will have 10-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants or 12 months following that date if the termination is due to death or disability. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

        Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        Our audit committee has selected PricewaterhouseCoopers LLP as Proofpoint's principal independent registered public accounting firm to perform the audit of Proofpoint's consolidated financial statements for fiscal year ending December 31, 2013. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as Proofpoint's principal independent registered public accounting firm.

        PricewaterhouseCoopers LLP audited Proofpoint's financial statements for Proofpoint's 2012 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

        We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for Proofpoint's audit.

        In addition to performing the audit of Proofpoint's consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during fiscal 2011 and 2012. Our audit committee has determined that PricewaterhouseCoopers LLP provisioning of these services, which are described below, does not impair PricewaterhouseCoopers LLP independence from Proofpoint. During fiscal 2011 and 2012, fees for services provided by PricewaterhouseCoopers LLP were as follows:

Fees Billed to Proofpoint	Fiscal Year 2011	Fiscal Year 2012
Audit fees(1)	$438,350	$1,433,130
Audit related fees(2)	$0	$0
Tax fees(3)	$104,675	$155,551
All other fees(4)	$111,800	$112,001
Total fees	$654,825	$1,700,682

(1)
"Audit fees" include fees for audit services primarily related to the audit of the our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).

(2)
"Audit related fees" include fees billed for assurance and related services reasonably related to the performance of the audit or review of our fiscal 2011 and 2012 consolidated financial statements. Audit-related fees also include fees for benefit plan audits and consultation concerning financial accounting and reporting standards not classified as audit fees.

(3)
"Tax fees" include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

(4)
"All other fees" include compliance audit fees.

 Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        Our audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

        All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2

 PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are requesting your advisory approval of the compensation of our named executive officers as disclosed below in the section "—Executive Compensation", the compensation tables, and the related narrative discussion. This non-binding advisory vote is commonly referred to as a "say-on-pay" vote.

        Our compensation committee believes that the most effective executive compensation program is one that is designed to reward achievement and that aligns executives' interests with those of stockholders by rewarding performance, with the ultimate objective of improving stockholder value and building a sustainable company. The committee also seeks to ensure that we maintain our ability to attract and retain superior employees in key positions and that the compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of a selected group of our peer companies and the broader marketplace from which we recruit and compete for talent.

        We are asking you to indicate your support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we are asking you to vote, on an advisory basis, "For" the following resolution at the Annual Meeting:

  "Resolved, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 29 to 43 of this Proxy Statement, is hereby approved."

        While the results of this advisory vote are not binding, the compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 3

 PROPOSAL NO. 4
ADVISORY VOTE ON THE FREQUENCY OF STOCKHOLDER VOTES TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

        Stockholders have the opportunity to advise the board of directors, in a non-binding vote, whether we should conduct an advisory (non-binding) vote to approve named executive officer compensation every one, two or three years.

        The text of the proposed resolution is as follows:

          "Resolved, that the stockholders recommend, in a non-binding vote, that a non-binding stockholder vote to approve the compensation of our named executive officers should occur every ☐ 1 year, ☐ 2 years or ☐ 3 years."

        Proofpoint believes that "Say-on-pay" votes should be conducted every three years for the following reasons:

  •
  A substantial portion of executive compensation is in the form of long-term equity awards with vesting over four years. Triennial votes will provide stockholders sufficient time to evaluate the effectiveness of such long-term compensation strategies and related business outcomes of the Company.

  •
  Triennial votes will provide the Company with the time to thoughtfully consider the results of the "Say-on-pay" votes, respond to stockholders sentiments and implement changes. A change made in year one typically would be effective in year two, and the Company and our stockholders typically would see the results from those changes in year three.

  •
  In contrast, annual or biennial votes would not allow for changes to Proofpoint's compensation program to be in place long enough to evaluate whether the changes were effective and may unduly disrupt longer-term compensation strategies tied to the Company's performance.

    Therefore, the board of directors has determined that holding an advisory vote on named executive officer compensation every three years is the most appropriate policy for us at this time, and recommends that stockholders vote for future advisory votes on named executive officer compensation to occur every three years.

        The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. As an advisory vote, the vote on this proposal is not binding on us. However, the board of directors and compensation committee value the opinions of our stockholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

        Notwithstanding the board of director's recommendation and the outcome of the stockholder vote, the board of directors may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR "3 YEARS" WITH RESPECT TO
THE FREQUENCY TO CONDUCT FUTURE "SAY-ON-PAY" VOTES

 PROPOSAL NO. 5
REAPPROVAL OF THE SECTION 162(M) LIMITS OF THE 2012 EQUITY INCENTIVE PLAN

General

        Our 2012 Equity Incentive Plan, or the Plan, was adopted by our board of directors in March 2012, approved by our stockholders in April 2012, and became effective in April 2012. The Plan provides for the grant of awards to eligible employees, directors, consultants, independent contractors and advisors in the form of stock options, restricted stock awards (RSAs), stock appreciation rights (SARs), restricted stock units (RSUs), performance awards and stock bonuses.

        We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified personnel. Competition for these people in our industry is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of stock options and other equity awards under the Plan. Allowing employees to participate in owning shares of our common stock helps align the objectives of our stockholders and employees and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success.

Proposal

        In March 2013, our board of directors directed us to submit the material terms of the Plan to our stockholders for re-approval of the share grant limitations for purposes of Section 162(m) of the Internal Revenue Code, or IRC. The material terms of the Plan are described below under "Summary of the Plan." No changes are being proposed with regard to the terms of the Plan at this time.

        We are asking our stockholders to approve the material terms of the Plan to preserve corporate income tax deductions that may become available to us pursuant to Section 162(m). We are asking the stockholders for this approval so that we may deduct for federal income tax purposes gains attributable to the exercise of options and the vesting of stock which when added to the compensation payable by us to certain executive officers in any single year exceeds $1.0 million. Compensation includes cash compensation, ordinary income arising from the exercise of nonqualified stock options, restricted stock awards, restricted stock units and stock appreciation rights, and ordinary income arising from disqualifying dispositions of incentive stock options.

        Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as "performance-based" for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. Options, restricted stock units and stock appreciation rights granted under the Plan permit our compensation committee to design such awards to qualify as "performance-based" compensation within the meaning of Section 162(m). For these equity awards to continue to qualify as "performance-based" compensation under Section 162(m), our stockholders must approve the material terms of the Plan at the annual meeting. Gains from restricted stock awards generally will not be deductible.

        We believe that we must retain the flexibility to respond to changes in the market for top executive officers and offer compensation packages that are competitive with those offered by others in our industry. In the event we are motivated by competitive forces to offer compensation in excess of $1.0 million to executive officers, our board of directors believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

        In order to comply with the stockholder approval requirements of Section 162(m), if stockholder approval of this proposal is not obtained, we will not make any further grants under the Plan to our chief executive officer and our other named executive officers who are "covered employees" as defined in Section 162(m), or their successors, until such time, if any, as stockholder approval of a subsequent similar proposal is obtained.

Summary of the Plan

        We adopted the Plan, which became effective in April 2012, as the successor to our 2002 Stock Option / Stock Issuance Plan. We reserved 4,096,280 shares of our common stock to be issued under our Plan. The number of shares reserved for issuance under our Plan increases automatically on the first day of January of each of 2013 through 2016 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31, but not more than 3,723,891 shares. However, our board of directors or compensation committee may reduce the amount of the increase in any particular year. In addition, the following shares are available for grant and issuance under our Plan:

  •
  shares subject to options or stock appreciation rights granted under our Plan that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option;

  •
  shares subject to awards granted under our Plan that are subsequently forfeited or repurchased by us at the original issue price;

  •
  shares subject to awards granted under our Plan that otherwise terminate without shares being issued;

  •
  shares not issued or subject to outstanding grants under our 2002 Stock Option/Stock Issuance Plan;

  •
  shares issuable upon the exercise of options under our 2002 Stock Option/Stock Issuance Plan that expire or become unexercisable for any reason without having been exercised in full;

  •
  any shares issued under our 2002 Stock Option/Stock Issuance Plan that are forfeited or repurchased by us;

        Our Plan authorizes the award of stock options, RSAs, SARs, RSUs, performance awards and stock bonuses. No person will be eligible to receive more than 875,000 shares in any calendar year under our Plan other than a new employee of ours, who will be eligible to receive no more than 1,750,000 shares under the plan in the calendar year in which the employee commences employment.

        Our Plan is administered by our compensation committee, all of the members of which are outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of our compensation committee. The compensation committee has the authority to construe and interpret our Plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

        Our Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant.

        In general, options granted under our Plan will vest over a four-year period. Options may vest based on time or achievement of performance conditions. Our compensation committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The maximum term of options granted under our Plan is ten years.

        An RSA is an offer by us to sell shares of our common stock subject to restrictions, which may vest based on time or achievement of performance conditions. The price (if any) of an RSA will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

        Stock appreciation rights provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares. SARs may vest based on time or achievement of performance conditions.

        RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the restricted stock unit whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

        Performance shares are performance awards that cover a number of shares of our common stock that may be settled upon achievement of the pre-established performance conditions in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

        Stock bonuses may be granted as additional compensation for service and/or performance, and therefore, may not be issued in exchange for cash.

        The compensation committee may designate performance conditions to apply to an award, including the following under the plan:

•

Profit Before Tax;

•

Billings;

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Revenue;

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Net revenue;

•

Earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings);

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Operating income and/or operating income growth;

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Operating cash flow return on income;

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Adjusted operating cash flow return on income

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Operating margin;

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Operating profit;

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Controllable operating profit, or net operating profit;

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Net Profit;

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Gross margin;

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Operating expenses or operating expenses as a percentage of revenue;

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Net income and/or net income growth;

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Earnings per share and/or earnings per share growth;

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Total stockholder return and/or total stockholder return growth;

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Market share;

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Return on assets or net assets;

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The Company's stock price;

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Growth in stockholder value relative to a pre-determined index;

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Return on equity;

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Return on invested capital;

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Cash Flow (including free cash flow or operating cash flows)

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Cash conversion cycle;

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Economic value added;

•

Individual confidential business objectives;

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Contract awards or backlog;

•

Overhead or other expense reduction;

•

Credit rating;

•

Strategic plan development and implementation;

•

Succession plan development and implementation;

•

Improvement in workforce diversity;

•

Customer indicators;

•

New product invention or innovation;

•

Attainment of research and development milestones;

•

Improvements in productivity;

•

Bookings;

•

Attainment of objective operating goals and employee metrics;

•

Debt or debt-to-equity

•

Liquidity;

•

Intellectual property (e.g. patents)/product development

•

Profit margin;

•

Control of expenses; and

•

Cost of goods sold

        In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our Plan, the maximum number of shares that can be granted in a calendar year, and the number of shares and exercise price, if applicable, of all outstanding awards under our Plan.

        Awards granted under our Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise permitted by our compensation committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our Plan generally may be exercised for a period of three months after the termination of the optionee's service to us, or for a period of 12 months in cases of death or disability, or such longer period as our compensation committee may provide. Options generally terminate immediately upon termination of employment for cause.

        If we are dissolved or liquidated or have a change in control transaction, outstanding awards, including any vesting provisions, may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will expire upon the dissolution, liquidation or closing of a change in control transaction. In the event of specified change in control transactions, our compensation committee may accelerate the vesting of awards (a) immediately upon the occurrence of the transaction, whether or not the award is continued, assumed or substituted by a surviving corporation or its parent in the transaction, or (b) in connection with a termination of a participant's service following such a transaction. If the applicable award agreement provides for acceleration of vesting in connection with a change in control followed by the participant's involuntary termination, and outstanding awards are not assumed or substituted, then vesting of the award shall accelerate as to the applicable unvested portion of the award as if the participant had been involuntarily terminated at the time of the change in control.

        Our Plan will terminate ten years from the later of the date our board of directors approves the plan or the date our board of directors adopted the most recent increase in the number of shares of our common stock available under the plan which was approved by our stockholders, unless it is terminated earlier by our board of directors. Our board of directors may amend or terminate our Plan at any time. If our board of directors amends our Plan, it does not need to ask for stockholder approval of the amendment unless required by applicable law.

        As of March 31, 2013, options to purchase 16,571,041 shares had been granted under our Plan, of which 7,016,860 shares had been exercised and 9,554,181 shares remained outstanding. The options outstanding as of March 31, 2013 had a weighted-average exercise price of $6.55 per share.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" REAPPROVAL OF THE SECTION 162(M) LIMITS OF OUR 2012 EQUITY INCENTIVE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2013, by:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors or director nominees;

  •
  each of our named executive officers; and

  •
  all of our directors, director nominees and executive officers as a group.

        Percentage ownership of our common stock is based on 34,049,511 shares of our common stock outstanding on March 31, 2013. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2013 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

        Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Directors and Named Executive Officers
Anthony Bettencourt(1)*	57,113	0.17%
Dana Evan(2)*	79,663	0.23%
Jonathan Feiber(3)	3,064,199	8.99%
Douglas Garn†	0	0.00%
Eric Hahn(4)	1,047,968	3.07%
Kevin Harvey(5)	4,277,881	12.56%
Philip Koen(6)*	50,000	0.15%
Rob Ward(7)	3,138,562	9.21%
Gary Steele(8)	1,728,353	4.88%
Paul Auvil(9)	906,398	2.63%
Charles (Wade) Chambers(10)	404,999	1.18%
David Knight(11)	355,000	1.03%
All officers and directors as a group (11 persons)(12)	15,110,136	40.94%
5% or Greater Stockholders
Entities affiliated with Benchmark Capital Partners IV, L.P.(13)	4,260,650	12.51%
MDV VII, L.P.(14)	3,047,334	8.95%
Entities affiliated with Meritech Capital Partners II, L.P.(15)	3,121,557	9.17%
Entities affiliated with RRE Ventures Fund III, L.P.(16)	2,330,855	6.85%

*
Represents beneficial ownership of less than 1% of our outstanding shares of common stock.

†
Director nominee.

(1)
Includes 50,000 shares subject to options held by Mr. Bettencourt that are exercisable within 60 days of March 31, 2013, of which 470,007 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Bettencourt's cessation of service prior to vesting.

(2)
Consists of 79,663 shares subject to options held by Ms. Evan that are exercisable within 60 days of March 31, 2013, of which 0 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Ms. Evan's cessation of service prior to vesting.

(3)
Consists of 16,865 shares subject to options held by Mr. Feiber that are exercisable within 60 days of March 31, 2013, of which 0 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Feiber's cessation of service prior to vesting. Also includes shares held by MDV VII, L.P. See footnote 14.

(4)
Includes 112,835 shares subject to options held by Mr. Hahn that are exercisable within 60 days of March 31, 2013, of which 0 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Hahn's cessation of service prior to vesting. Also includes 222,008 shares held by the Hahn Family Trust dated 10/20/1999, 40,000 shares held by the Evan Matthew Hahn Trust, U/A DTD 3/14/1996 and 40,000 shares held by the Jeremy Stephen Hahn Trust, U/A DTD 10/20/1999. Mr. Hahn is a trustee of each of the foregoing trusts and as such may be deemed to have shared voting and investment power over these shares.

(5)
Includes 17,231 shares subject to options held by Mr. Harvey that are exercisable within 60 days of March 31, 2013, 0 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Harvey's cessation of service prior to vesting. Also includes shares held by Benchmark Capital Partners IV, L.P. See footnote 13.

(6)
Consists of 50,000 shares subject to options held by Mr. Koen that are exercisable within 60 days of March 31, 2013, of which 12,500 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Koen's cessation of service prior to vesting.

(7)
Includes 17,005 shares subject to options held by Mr. Ward that are exercisable within 60 days of March 31, 2013, 0 of which are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Ward's cessation of service prior to vesting. Also includes shares held by entities affiliated with Meritech Capital Partners II L.P. See footnote 15.

(8)
Consists of 1,386,664 shares subject to options held by Mr. Steele that are exercisable within 60 days of March 31, 2013, of which 470,007 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Steele's cessation of service prior to vesting.

(9)
Includes 365,000 shares subject to options held by Mr. Auvil that are exercisable within 60 days of March 31, 2013, of which 219,687 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Auvil's cessation of service prior to vesting.

(10)
Includes 404,999 shares subject to options held by Mr. Chambers that are exercisable within 60 days of March 31, 2013, of which 132,603 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Chambers' cessation of service prior to vesting.

(11)
Includes 355,000 shares subject to options held by Mr. Knight that are exercisable within 60 days of March 31, 2013, of which 212,917 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon Mr. Knight's cessation of service prior to vesting.

(12)
Consists of 2,855,262 shares subject to options that are exercisable within 60 days of March 31, 2013 that are held by our directors and officers as a group, of which 1,072,714 are unvested and early exercisable and would be subject to a right of repurchase in our favor upon the holder's cessation of service prior to vesting.

(13)
Consists of 2,745,136 held by Benchmark Capital Partners IV, L.P. (BCP IV), 786,756 held by Benchmark Founders' Fund IV, L.P. (BFF IV), 102,672 held by Benchmark Founders' Fund IV-A, L.P. (BFF IV-A), 30,562 held by Benchmark Founders' Fund IV-B, L.P. (BFF IV-B) and 595,524 are held in nominee form for the benefit of persons associated with Benchmark Capital Management Co. IV, L.L.C. (BCMC IV). BCMC IV is the general partner of BCP IV, BFF IV, BFF IV-A and BFF IV-B and has sole voting and investment power over the shares. Steven Spurlock, J. William Gurley, Robert Kagle, Bruce Dunlevie and Mr. Harvey, as managing members of BCMC IV, share such power. Mr. Harvey is a member of our board of directors. The address for Benchmark Capital Partners IV, L.P. is 2480 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(14)
Seventh MDV Partners, L.L.C. is the general partner of MDV VII, L.P. and has sole voting and investment power over the shares. Nancy J. Schoendorf and Mr. Feiber, as managing members of Seventh MDV Partners, L.L.C., share such power. Mr. Feiber is a member of our board of directors. The address for MDV VII, L.P. is 3000 Sand Hill Road, 3-290, Menlo Park, CA 94025.

(15)
Consists of 3,020,732 shares held by Meritech Capital Partners II, L.P. (MCP), 77,726 shares held by Meritech Capital Affiliates II, L.P. (MCA), and 23,099 shares held by MCP Entrepreneur Partners II, L.P. (MCP ENT). Meritech Capital Associates II, L.L.C. is the general partner of MCP, MCA and MCP ENT. Meritech Management Associates II, L.L.C. is the managing member of Meritech Capital Associates II, L.L.C. Paul Madera and Michael Gordon are the managing members of Meritech Management Associates II, L.L.C. and as such share voting and investment power over the shares. Mr. Ward, who is a member of our board of directors, is a member of Meritech Management Associates II, L.L.C. but is not deemed to share such power. The address for entities affiliated with MCP is 245 Lytton Avenue, Suite 350, Palo Alto, CA 94301.

(16)
Consists of 172,449 shares held by RRE Ventures Fund III, L.P. (RRE), 78,916 shares held by RRE Ventures III, L.P. (RRE III), and 2,079,490 shares held by RRE Ventures III-A, L.P. (RRE III-A). RRE Ventures GP III LLC is the general partner of RRE III and RRE III-A and has sole voting and investment power over the 2,158,406 shares. RRE Ventures Fund GP III, L.P. (RRE Ventures GP) is the general partner of RRE, and RRE Ventures Fund III LDC (RRE LDC) is the general partner of RRE Ventures GP and has sole voting and investment power over 172,449 shares. Andrew Zalasin, as managing member of RRE Ventures GP III LLC, RRE Ventures GP and RRE LDC shares such power. The address for entities affiliated with RRE is 130 East 59th Street, 17th Floor, New York, NY 10022.

EXECUTIVE OFFICERS

        The names of our executive officers, their ages as of May 1, 2013, and their positions are shown below.

Name	Age	Position
Gary Steele	50	Chief Executive Officer
Paul Auvil	49	Chief Financial Officer
Wade Chambers	46	Executive Vice President, Engineering
David Knight	46	Executive Vice President, Product Management and Product Marketing

        The board chooses executive officers, who then serve at the board's discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Proofpoint.

        For information regarding Mr. Steele, please refer to Proposal No. 1, "Election of Directors," above.

        Paul Auvil has served as our Chief Financial Officer since March 2007. Prior to joining our company, from September 2006 to March 2007, Mr. Auvil was with Benchmark Capital, a venture capital firm, as an entrepreneur-in-residence. Prior to that, from 2002 to July 2006, he served as the chief financial officer at VMware, Inc., a virtualization company. Previously, he served as the chief financial officer for Vitria Technology, Inc., an eBusiness platform company and held various executive positions at VLSI Technology, Inc., a semiconductor and circuit manufacturing company, including vice president of the Internet and Secure Products Division. Since 2007, Mr. Auvil has served on the board of directors for Quantum Corporation and currently holds the position of Chairman in addition to serving on the audit and nominating and corporate governance committees. Mr. Auvil also serves on the board of directors for Marin Software Incorporated and serves as the chair of its audit committee. Mr. Auvil holds a Bachelor of Engineering degree from Dartmouth College and a Master of Management degree from the J.L. Kellogg Graduate School of Management, Northwestern University.

        Wade Chambers has served as our Executive Vice President, Engineering since November 2008. Prior to joining our company, Mr. Chambers worked at Yahoo! Inc., an Internet company, from 2005 to September 2008 in various roles, including as Vice President of Engineering for Platforms. Prior to Yahoo! Inc., from 2003 to 2005, Mr. Chambers was Vice President of Engineering at Intalio, Inc., a cloud solutions company. Before Intalio, Mr. Chambers was the Vice President of Engineering at Opsware, Inc., a server and network software company. Prior to Opsware, Mr. Chambers held various engineering and engineering management roles at AOL Inc., an Internet services and media company, Verity Inc., a software company, other start-ups and the White House.

        David Knight has served as our Executive Vice President of Product Management and Product Marketing since March 2011. Prior to joining our company, from May 2007 to February 2011, Mr. Knight served as Chief Technology Officer of the Collaboration Software Group and Senior Director of Product Management at Cisco Systems, Inc., a networking and communications technology company. Mr. Knight was previously vice president of product management, vice president of platforms, and senior director of product management for WebEx Communications Inc., a collaboration software company, from 2002 to May 2007. From 1998 to 2002, he was vice president of marketing and product management for Portera Systems Inc. Mr. Knight has also held management positions at Sybase, Inc., an enterprise and mobile software company, and Oracle. He holds a master of science in industrial administration and a B.S. in industrial management and information systems from Carnegie Mellon University.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for:

  •
  Gary Steele, our Chief Executive Officer (our "CEO");

  •
  Paul Auvil, our Chief Financial Officer (our "CFO");

  •
  David Knight, our Executive Vice President, Product Management and Product Marketing.

        We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the "Named Executive Officers."

        Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide. In addition, we explain how and why the compensation committee of our board of directors arrived at the specific compensation policies and decisions involving our executive officers, including the Named Executive Officers listed in the Summary Compensation Table set forth below, during 2012.

Executive Compensation Philosophy and Objectives

        We operate in a highly competitive business environment, which is characterized by frequent technological advances, rapidly changing market requirements, and the emergence of new market entrants. To successfully grow our business in this dynamic environment, we must continually develop and refine our solutions to stay ahead of customer needs and challenges. To achieve these objectives, we need a highly talented and seasoned team of technical, sales, marketing, operations, and other business professionals.

        We compete with many other companies in seeking to attract and retain a skilled management team. To meet this challenge, we have embraced a compensation philosophy of offering our executive officers a competitive total compensation program that recognizes and rewards individual performance and contributions to our success, allowing us to attract, retain, and motivate talented executives with the skills and abilities needed to drive our desired business results.

        The specific objectives of our executive compensation program are to:

  •
  reward the successful achievement of our financial and strategic objectives;

  •
  drive the development of a successful and profitable business;

  •
  support the alignment of executive officer and shareholder interests by rewarding the achievement of company goals and the building of shareholder value;

  •
  attract, motivate, reward, and retain highly-qualified executives who are important to our success; and

  •
  recognize strong performers by offering compensation that rewards individual achievement as well as contributions to our overall success.

Compensation Program Design

        Our executive compensation consists of base salary, an annual cash bonus opportunity, a sales commission plan for our sales executives, equity compensation in the form of stock options, and certain employee welfare benefits.

        Historically, the key component of our executive compensation program has been equity awards for shares of our common stock. As a privately-held company and as a public company, we have emphasized the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. We have used stock options as our primary equity award vehicle for all of our employees. We believe that stock options offer our employees, including the Named Executive Officers, a valuable long-term incentive that aligns their interests with the long-term interests of our stockholders. Going forward, we may introduce other forms of stock-based compensation awards, as we deem appropriate, into our executive compensation program to offer our executive officers additional types of long-term equity incentives that further this objective.

        In our transition from being a privately held company to a publicly traded company, we evaluated our compensation philosophy and programs. Going forward, we expect to review executive compensation annually. As part of this review process, we expect to consider the levels of compensation that we would be willing to pay to ensure that our compensation remains competitive, that we are meeting our retention objectives, and the cost to us if we were required to find a replacement for a key executive or employee.

        We also offer cash compensation in the form of base salaries, annual cash bonus opportunities, and sales commissions. Typically, we have structured our annual cash bonus opportunities to focus on the achievement of specific short-term financial and strategic objectives that will further our longer-term growth objectives.

        Historically, we have used standard industry surveys, including the Radford High-Technology Executive Compensation Survey, particularly for companies with annual revenue of up to $200 million, to assist the compensation committee in establishing cash compensation levels for our executive officers with an emphasis on technology companies with a similar size, stage of development, and growth potential. Using this information as a guideline, the compensation committee has emphasized remaining competitive in our market and differentiating total cash compensation levels through the use of an annual cash bonus plan and sales commissions. Equity compensation has been delivered on a discretionary basis with the goal to retain top talent and align the interests of our executive officers with the long-term interests of our stockholders.

        We have not adopted any formal policies or guidelines for allocating compensation between current and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, the compensation committee reviews each component of executive compensation separately and also takes into consideration the value of each executive officer's compensation package as a whole and its relative size in comparison to our other executive officers.

Compensation-Setting Process

  Role of the Compensation Committee

        Since 2004, the compensation committee has been responsible for evaluating, approving, and reviewing the compensation arrangements, plans, policies, and programs for our executive officers, including the Named Executive Officers (other than our CEO), and directors, and overseeing our cash-based and equity-based compensation plans. Generally, decisions with respect to the cash compensation of our executive officers have been made by the compensation committee, while decisions with respect to their equity compensation awards have been made by our board of directors, based upon the recommendations of the compensation committee. In the case of our CEO's equity compensation awards, decisions have been made by the independent members of our board of directors.

        At the beginning of each year, the compensation committee, after consulting with management, establishes the corporate performance objectives for our company and makes decisions with respect to any base salary adjustment, approves certain individual performance objectives and target annual cash bonus opportunities and formulates recommendations with respect to equity awards for our executive officers, including the Named Executive Officers, for the upcoming year. Any recommendations for equity awards to our executive officers are submitted to our board of directors for its consideration and approval. After the end of the fiscal year, the compensation committee reviews the performance of our executive officers, including the Named Executive Officers, to determine the payouts for the annual cash bonus opportunities for the previous year.

        The compensation committee reviews on a periodic basis, at least annually, our executive compensation program, including any incentive compensation plans, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes and recommends to our board of directors any modifications or new plans or arrangements.

  Role of Management

        In carrying out its responsibilities, the compensation committee works with members of our management, including our CEO. Typically, our management assists the compensation committee by providing information on corporate and individual performance, market data, and management's perspective and recommendations on compensation matters. This information has included an analysis of the compensation mix and levels of our executive officers compared to the competitive market (as determined using compensation survey data) prepared by our Human Resources Department. The compensation committee then uses this information as reference points in its deliberations on specific compensation actions and decisions.

        Historically, the initial compensation arrangements with our executive officers, including the Named Executive Officers, have been determined in negotiations with each individual executive. Our CEO has been responsible for negotiating these arrangements, with the oversight and final approval of the compensation committee.

        Typically, our CEO will make recommendations to the compensation committee regarding compensation matters, including the compensation of our executive officers (except with respect to his own compensation). Historically, these recommendations have been based on a review of competitive market data as prepared by our Human Resources Department and his evaluation of each executive officer's individual performance. He also attends compensation committee meetings, except with respect to discussions involving his own compensation. Further, he recuses himself from meetings of our board of directors when they engage in deliberations with respect to his equity compensation awards.

        While the compensation committee solicits and reviews our CEO's recommendations and proposals with respect to compensation-related matters, the compensation committee only uses these recommendations and proposals as one factor in making compensation decisions.

  Role of Compensation Consultant

        The compensation committee is authorized to retain the services of one or more executive compensation advisors from time to time, as it sees fit, in connection with carrying out its duties. Pursuant to that authority, the compensation committee engaged an independent compensation consultant, Compensia, Inc. ("Compensia"), to evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters for 2012. The compensation committee retains and does not delegate any of its exclusive power to determine all matters of executive compensation and benefits, although the chief executive officer and the Human Resources Department present compensation and benefit proposals to the compensation committee. Compensia representatives meet with our compensation committee during certain of its regular meetings, including in executive sessions from time to time without any members of management present. Compensia works directly with our compensation committee (and not on behalf of management) to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee's approval.

  Use of Competitive Data

        To assess the competitiveness of our executive compensation program and current compensation levels and to assist it in setting compensation levels, historically the compensation committee referred to standard industry surveys, including the Radford High-Technology Executive Compensation Survey. While the compensation committee reviewed this compensation data to inform its decision-making process, it did not set compensation components to meet specific benchmarks. Instead, the compensation committee used this data as a point of reference so that it could set total compensation levels that it believed were reasonably competitive. While compensation levels differed among our executive officers based on competitive factors, and the role, responsibilities, and performance of each specific executive officer, there were not material differences in the compensation policies and practices for our executive officers, including the Named Executive Officers.

        During 2012, the compensation committee, assisted by our management and Compensia, began to develop a compensation peer group comprised of comparably-sized publicly-held companies, taking into consideration size and growth potential, to be used as a reference source in connection with its executive compensation deliberations. This compensation peer group, which consisted of both technology companies that had conducted an initial public offering of their equity securities within the past several years and similarly-sized companies in the same industry sector, was used by the compensation committee for reference purposes during its compensation deliberations during 2012.

        This peer group is comprised of the following companies:

Actuate Corporation	LogMeIn, Inc.
BroadSoft, Inc.	Responsys, Inc.
comScore, Inc.	Servicesource International, Inc.
Constant Contact, Inc.	Smith Micro Software, Inc.
DemandTec, Inc.	SolarWinds, Inc.
Envestnet, Inc.	Sourcefire, Inc.
Fortinet, Inc.	Successfactors, Inc.
IntraLinks Holdings, Inc.	Telenav, Inc.
KIT digital, Inc.	VASCO Data Security International, Inc.
LivePerson, Inc.	Vocus, Inc.

Executive Compensation Program Components

        The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts and awards are determined.

  Base Salary

        Base salary is the primary fixed component of our executive compensation program. We use base salary to compensate our executive officers, including the Named Executive Officers, for services rendered during the year, and to ensure that we remain competitive in attracting and retaining executive talent. The compensation committee conducts an annual review of each executive officer's base salary and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer's performance, contributions, responsibilities, experience, prior salary level and position (in the case of a promotion), and market conditions.

        In January 2012, the compensation committee reviewed the base salaries of our executive officers, including the Named Executive Officers, taking into consideration a compensation analysis performed by Compensia and the base salary recommendations of our CEO (except with respect to his own base salary), as well as the other factors described above. Exercising its judgment and discretion, the compensation committee determined to make adjustments to the annual base salaries of certain of our executive officers that ranged from 9% to 11%. The compensation committee took into account data from the Radford High-Technology Executive Compensation Survey and the data from the peer group companies compiled by Compensia in making these subjective determinations. The compensation committee determined that such adjustments were necessary and appropriate to maintain the fixed component of our executive officers' compensation at competitive levels.

        The adjustments to the base salaries of the Named Executive Officers for 2012 were as follows:

Named Executive Officer	2011 Base Salary	Percentage Increase	2012 Base Salary
Mr. Steele	$350,000	9%	$380,000
Mr. Auvil	$280,000	11%	$310,000
Mr. Knight	$225,000	11%	$250,000

        These base salary adjustments were effective on February 1, 2012. Mr. Steele's base salary was increased and his base salary is at approximately the 50th percentile of the compensation data from the Radford survey and data from Compensia. Similarly, Mr. Auvil's base salary was increased and his base salary is below the 75th percentile of such data. Finally, Mr. Knight's base salary was increased and his base salary is below the 75th percentile of such data.

        The base salaries paid to the Named Executive Officers during 2012 are set forth in the Summary Compensation Table below.

  Annual Cash Bonuses

        We use cash bonuses to motivate our executive officers, including the Named Executive Officers, to achieve our annual financial and operational objectives, while making progress towards our longer-term growth and other goals. Generally at the beginning of each year, the compensation committee adopts an annual bonus plan for our management team and selects one or more corporate financial and operational measures based on our annual operating plan for use in determining the target size of the bonus pool for the year from which bonuses will be paid. In addition, with respect to our executive officers, including the Named Executive Officers, the compensation committee also establishes target bonus opportunities for each executive officer and determines the individual performance objectives for variable compensation for certain executive officers.

  2012 Executive Bonus Plan

        In January 2012, the compensation committee approved our Executive Bonus Plan for purposes of providing bonus opportunities to our management team, including the Named Executive Officers.

  Target Bonus Opportunities

        Under the Executive Bonus Plan, the target bonus opportunities were designed to reward our executive officers based on our overall company performance and the individual executive officer's contribution to that performance. As in prior years, the compensation committee determined that the target bonus opportunities for each executive officer should be determined as a percentage of such executive officer's base salary. The target bonus opportunities for the Named Executive Officers were as follows:

Named Executive Officer	Target Bonus Opportunity (as a percentage of base salary)
Mr. Steele	100%
Mr. Auvil	50%
Mr. Knight	50%

        With respect to each of the Named Executive Officers listed above, the amount of his target bonus opportunity was established by the compensation committee in consultation with our CEO (except with respect to his own target bonus opportunity) and was based on several factors, including the scope of the Named Executive Officer's performance, contributions, responsibilities, experience, prior years' target bonus opportunities and position (in the case of a promotion), and market conditions.

Corporate Performance Measures

        Under the Executive Bonus Plan, the compensation committee selected annual revenue and EBITDA as the two corporate performance measures that best supported our annual operating plan and enhanced long-term value creation for purposes of funding the bonus pool. For purposes of funding the plan bonus pool, achievement of certain annual revenue targets would incrementally fund the bonus pool, though the bonus pool would be reduced to the extent required to meet the company's planned EBITDA target at the end of 2012, if that target had been missed. For 2012, the target levels for these two performance measures were set as follows:

Performance Measure	Target Performance Level ($) and Related Percentage Funding (%)
Annual Revenue	If annual revenue does not equal or exceed $97.4 million, then the pool funds at 0%; if annual revenue is equal to or exceeds $97.4 million but does not equal or exceed $101.5 million, then the pool funds at 50%; if annual revenues equal $101.5 million, then the pool funds at 100%; and if annual revenues exceed $101.5 million, then for every $200,000 of annual revenue above $101.5 million, the pool funds an additional 1%, up to a maximum of $111.5 million
EBITDA
If annual revenue is equal to or exceeds $97.4 million but is less than $101.5 million, then the bonus pool would be reduced by the amount, if any, needed to create EBITDA achievement of negative $4.5 million;
if annual revenue is greater than or equal to $101.5 million, then the bonus pool would be reduced by the amount, if any, needed to create EBITDA achievement of negative $4.5 million plus $200,000 for each additional $1 million of annual revenue

        The compensation committee believed that the target levels for these two performance measures for 2012 would require a focused effort by management to generate the target funding for the bonus pool associated with these measures.

Individual Performance Measures

        To achieve our compensation objective of rewarding individual performance, our CEO developed a series of performance objectives for our executive officers, including the other Named Executive Officers (other than himself), which he deemed to be integral to the achievement of the corporate performance objectives as well as the strengthening of our internal operations. In addition, the compensation committee determined the individual performance objectives that would be applicable to our CEO.

        For purposes of the Executive Bonus Plan, these performance objectives for the Named Executive Officers participating in the Executive Bonus Plan were as follows: for Mr. Steele, his performance objectives related to achieving our externally-communicated revenue, free cash flow, and gross margin targets, staffing recruitment and development sales team productivity, and geographic revenue mix; for Mr. Auvil, his performance objectives related to the public offering process and associated statutory filings, investor relations, continued cost reductions, continued forecasting and reporting process improvements, lead generation productivity, and global tax strategy; and for Mr. Knight, his performance objectives related to updating product marketing collateral, effectively training sales teams, support for the IPO roadshow, development and launch of our advanced threat module, vision and strategy, and acquisition strategy and planning.

        Further, our CEO was to evaluate each executive officer's individual contributions towards the achievement of these performance objectives. In the case of our CEO, the compensation committee would evaluate his individual contributions towards the achievement of his performance objectives.

Award Decisions and Analysis

        In January 2013, the compensation committee evaluated our performance during 2012 and determined the amount of the annual cash bonuses to be paid to our executive officers, including the Named Executive Officers, for 2012. In making these awards, the compensation committee consulted with our CEO with respect to the Named Executive Officers (except with respect to his own bonus) and evaluated our financial and operational performance and the level of achievement of the corporate performance objectives for the year. The compensation committee determined that, with respect to the annual revenue target and target EBITDA performance for 2012, we had achieved a bonus pool funding factor of 73% of the 2012 target bonus pool. Based on these results, the compensation committee then set the size of the bonus pool to be used to pay cash bonuses under the Executive Bonus Plan at 73% of the target bonus pool amount for executives. Therefore, the target bonus based on achievement of corporate objectives would be 73% of the amount of each Named Executive Officer's target bonus based on individual performance.

        Our CEO evaluated the achievement of each executive officer against his individual performance objectives and formulated a recommendation for each such executive officer's annual bonus for consideration by the compensation committee. These recommendations were based on his subjective assessment of each individual's contributions against the personal performance objectives during the year. In the case of our CEO, the compensation committee evaluated his performance against his individual performance objectives and determined the amount of his annual bonus. Mr. Steele was determined to have satisfied his performance objectives at a level of 89%. Mr. Auvil was determined to have satisfied his personal performance objectives at a level of 100%. Mr. Knight was determined to have satisfied his personal performance objectives at a level of 92%.

        Based on these determinations, the compensation committee approved cash bonuses based on pro-rated salaries to account for salary increases for the Named Executive Officers as follows:

Named Executive Officer	Target Cash Bonus Opportunity	Cash Bonus
Mr. Steele	$370,600	$240,779
Mr. Auvil	$153,800	$112,274
Mr. Knight	$120,400	$80,861

  Equity Compensation

        We use equity awards to incentivize and reward our executives officers, including the Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards have been granted in the form of stock options to purchase shares of our common stock. We believe that stock options, when granted with exercise prices equal to the fair market value of our common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, since the stock options reward them only to the extent that our stock price grows and stockholders realize value following their grant date.

        Typically, we have granted stock options to our executive officers, including the Named Executive Officers, as part of the compensation committee's annual review of executive compensation. To date, the compensation committee has not applied a rigid formula in determining the size of these equity awards. Instead, the compensation committee formulates an equity award recommendation for each executive officer after taking into consideration a compensation analysis performed by our Human Resources Department and/or the compensation committee's compensation consultant, the equity award recommendations of our CEO (except with respect to his own award), the scope of an executive officer's performance, contributions, responsibilities and experience, and the amount of equity compensation held by the executive officer (including the current economic value of his unvested equity and the ability of these unvested holdings to satisfy our retention objectives, market conditions, and internal equity). These recommendations are then submitted to our board of directors for approval. In making its award decisions, our board of directors exercises its judgment and discretion to set the size of each award at a level it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

        On January 19, 2012, the compensation committee approved recommendations for stock option grants for certain of our executive officers, including the Named Executive Officers, in light of the contributions listed above, including each executive officer's individual performance for 2011, and an overall assessment of our financial performance in areas such as revenue, bookings, gross margin and cash flow. These recommendations then were submitted to our board of directors for review and consideration. On January 23, 2012, our board of directors approved stock option grants for certain of our executive officers, including the Named Executive Officers. In the case of our CEO, the independent members of our board of directors approved his stock option grant.

        The size of these stock option grants was determined by the compensation committee based on its evaluation of a compensation analysis prepared by Compensia, its subjective assessment of the performance of each of our executive officers, and its motivation and retention objectives for each of our executive officers. Initially, the compensation committee reviewed the analysis prepared by Compensia, which was based on its evaluation of the recent equity decisions of the companies in the compensation peer group described above, as well as the practices of similarly-sized companies as reflected in the Radford High-Technology Executive Compensation Survey. This information was used by the compensation committee to assess current market practices for equity awards to executives and to evaluate how the contemplated awards would influence the total direct compensation of the executive officers.

        The compensation committee then exercised its subjective judgment to set the value of the equity awards for each executive officer, taking into consideration its assessment of each individual's performance (based largely on the recommendations of our CEO), the current equity holdings of each executive officer (with an emphasis on the remaining vesting requirements of any unvested holdings), the relative roles and responsibilities of each executive officer, and its desire to maintain parity in the awards granted to executive officers performing substantially similar responsibilities. In particular, in the case of the award for Mr. Auvil, the compensation committee considered his performance of his responsibilities as our principal financial executive during 2011 and its expectations with respect to his performance of this role in 2012 as we moved towards an initial public offering of our equity securities. The compensation committee also noted that a majority of the shares of our common stock subject to the outstanding equity awards held by Mr. Auvil was already vested and a new award would provide him with additional incentive to remain with the company for the next several years as we transitioned to public company status. In the case of Mr. Knight, the compensation committee considered his performance of his responsibilities as our principal product and marketing executive during 2011 and its expectations with respect to his performance of this role in 2012 as we transitioned to public company status.

        In the case of the award for Mr. Steele, the compensation committee considered his performance in 2011 in preparing us for an initial public offering of our equity securities, as well as his efforts to develop our senior management team. The compensation committee also noted that, as the chief executive officer of a pre-public company with a recent history of steady revenue growth, his ability in moving us toward profitability, and his proven leadership in a growing industry sector, a meaningful equity award was appropriate to set his overall total direct compensation opportunity at a level commensurate with the chief executive officers of the companies in the compensation peer group. Finally, the compensation committee determined that, in view of his role and responsibilities compared to our other executive officers, Mr. Steele's award should be significantly larger than those of these other individuals.

        These stock options were granted with an exercise price equal to $7.98 per share, the fair market value of our common stock as determined by our board of directors on that date. The stock option grants made to the Named Executive Officers were as follows:

Named Executive Officer	Number of Shares Underlying Stock Option Grant
Mr. Steele	125,000
Mr. Auvil	37,500
Mr. Knight	50,000

  Welfare and Other Benefits

        We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. We currently do not match any contributions made to the plan by our employees, including executive officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

        In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include medical, dental, and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

        We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

        Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2012, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each Named Executive Officer.

        In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.

Employment Agreements

        We have entered into employment agreements with each of our executive officers, except as described below, which are comprised of an offer letter, the Proprietary Information and Inventions Agreement, and the Arbitration Agreement. Our employment agreement with Mr. Steele is comprised solely of an offer letter and the Employee Confidentiality Agreement. Each of these arrangements was approved on our behalf by our board of directors or, in certain instances, the compensation committee. We believe that these employment offer letters were necessary to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

        In filling these executive positions, our board of directors and the compensation committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a unique market niche. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a dynamic labor market. At the same time, our board of directors and the compensation committee was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.

        Each of these employment offer letters provided for "at will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity and/or a commissions plan, and an equity award in the form of a stock option to purchase shares of our common stock. These letters do not provide for any arrangements for payments or benefits upon termination of their employment in specified circumstances, including following a change in control (except the programmatic benefits inherent in any stock option award for the executives). These arrangements (including potential payments and terms) are discussed in more detail in the "—Potential Payments upon Termination or Change in Control" section below.

  Outstanding Stock Options

        In the event that the employment of an executive officer is involuntarily terminated within 18 months following a change in control of our company for executive officers who have worked for our company one year or more prior to involuntary termination, the unvested shares of our common stock subject to all of the outstanding stock options previously granted to such executive officer will become immediately vested and exercisable in full, as described in "—Potential Payments Upon Termination or Change in Control."

  Objectives of Protections

        We believe that these protections assisted us in attracting these individuals to join our company. We also believe that these protections serve our executive retention objectives by helping the Named Executive Officers maintain continued focus and dedication to their responsibilities to maximize stockholder value, including in the event that there is a potential transaction that could involve a change in control of our company. The terms of these agreements were determined after review by our board of directors or the compensation committee, as applicable, of our retention goals for each executive officer and an analysis of relevant market data.

        For a summary of the material terms and conditions of these severance and change in control arrangements, see "Potential Payments Upon Termination or Change in Control" below.

Other Compensation Policies

  Stock Ownership Guidelines

        Currently, we have not implemented a policy regarding minimum stock ownership requirements for our executive officers, including the Named Executive Officers.

  Compensation Recovery Policy

        Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (clawback) policy covering our annual and long-term incentive award plans and arrangements once we are a publicly-traded company and after the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Act.

  Derivatives Trading and Hedging Policy

        Currently, we have not implemented a policy regarding the trading of derivatives or the hedging of our equity securities by our employees, including the Named Executive Officers, and directors.

Tax and Accounting Considerations

  Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1.0 million paid to the chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Generally, remuneration in excess of $1.0 million may only be deducted if it is "performance-based compensation" within the meaning of the Code. In this regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan generally will be deductible so long as the options are granted by a committee whose members are non-employee directors and certain other conditions are satisfied.

        Where reasonably practicable, the compensation committee seeks to qualify the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit. As such, in approving the amount and form of compensation for our executive officers in the future, we will consider all elements of the cost to our company of providing such compensation, including the potential impact of Section 162(m). In the future, the compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from the deductibility limit when it believes that such payments are appropriate to attract and retain executive talent.

  Taxation of "Parachute" Payments

        Sections 280G and 4999 of the Internal Revenue Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of our company that exceeds certain prescribed limits, and that our company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a "gross-up" or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 during 2011, and we have not agreed and are not otherwise obligated to provide any executive officer with such a "gross-up" or other reimbursement.

  Accounting for Stock-Based Compensation

        We follow ASC 718 for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Executive Compensation Tables

        The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer and our two other most highly compensated executive officers serving as such at December 31, 2012 for all services rendered in all capacities to us during 2012.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary($)	Option Awards($)(1)	Non-Equity Incentive Plan Compensation($)(2)	Total($)(3)
Gary Steele	2012	$377,500	$555,325	$240,779	$1,173,604
President and Chief Executive Officer	2011	341,667	308,900	149,756	800,323
Paul Auvil	2012	307,500	166,598	112,274	586,372
Chief Financial Officer	2011	273,333	115,838	79,086	468,257
David Knight	2012	247,917	222,130	80,861	550,908
Executive Vice President, Product	2011	176,538	772,500	31,919	980,957
Management and Product Marketing

(1)
The amounts in this column represent the aggregate grant date fair values of the stock options granted during fiscal 2012, computed in accordance with FASB Accounting Standards Codification Topic 718.

(2)
The amounts in this column represent total performance-based bonuses earned for services rendered in 2012 under the bonus plan. As described above, achievement under the Executive Bonus Plan takes into consideration corporate performance measures, in this case annual revenue targets and target EBITDA, as well as individual performance.

(3)
The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.

        The following table provide information regarding each unexercised stock option held by our Named Executive Officers as of December 31, 2012.

Outstanding Equity Awards at December 31, 2012

	Number of Securities Underlying Unexercised Options(#)(1)
				Option Exercise Price($)(3)(4)	Option Expiration Date
Name	Exercisable	Unexercisable(2)
Gary Steele	312,268	0		1.90	10/25/2016
	49,999	1,042		3.06	1/26/2019
	251,763	15,735		3.06	3/15/2019
	367,634	199,135	(5)	3.88	3/8/2020
	100,000	56,249		5.48	4/28/2021
	125,000	125,000		7.98	1/22/2022
Paul Auvil	200,000	108,333	(5)	3.88	3/8/2020
	37,500	21,093		5.48	4/28/2021
	37,500	37,500		7.98	1/22/2022
David Knight	250,000	140,624		5.48	4/28/2021
	50,000	50,000		7.98	1/22/2022

(1)
Unless otherwise noted in these footnotes, all stock options referenced in this table vest as to 25% of the shares of our common stock subject to the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
Each of these options was exercisable immediately upon grant, subject to our right to repurchase the unvested shares at the exercise price upon termination of the optionee's employment. The heading "unexercisable" refers to unvested shares that we still have the right to repurchase upon termination of the optionee's employment.

(3)
Represents the fair market value of a share of our common stock, as determined by our board of directors, on the option's grant date. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies—Stock-Based Compensation" of our annual report on Form 10-K for a discussion of how we have valued our common stock.

(4)
Pursuant to the existing option agreements, in the event of a change in control of our company, 100% of the then-unvested portion of each Named Executive Officer's options will accelerate in full in the event of an involuntary termination of employment, as defined in the Named Executive Officer's option agreement, in connection with or within 18 months following a change in control of our company.

(5)
Stock options granted commenced vesting monthly on February 11, 2011.

Offer Letters and Arrangements

        Gary Steele.    We entered into an offer letter agreement with Mr. Steele, our Chief Executive Officer, on November 17, 2002. Pursuant to the offer letter, Mr. Steele's initial base salary was established at $190,000 per year. In addition, following his first year of employment, Mr. Steele was eligible to receive a bonus of $20,000 based on the achievement of mutually agreed-upon objectives. On December 18, 2002, in accordance with the terms of his offer letter, Mr. Steele was granted a stock option to purchase 666,689 shares of our common stock at an exercise price of $0.10 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our board of directors. This option fully vested four years from the date of Mr. Steele's commencement of employment. Mr. Steele's employment is at will and may be terminated at any time, with or without cause.

        Paul Auvil.    We entered into an offer letter agreement with Mr. Auvil, our Chief Financial Officer, on March 9, 2007. Pursuant to the offer letter, Mr. Auvil's initial base salary was established at $200,000 per year. In addition, during his first year of employment, Mr. Auvil was eligible to receive a bonus targeted at 20% of his annual base salary, with upside potential based upon individual and/or company over-performance. The bonus was subject to the terms and conditions of the Executive Bonus Plan. On April 26, 2007, in accordance with the terms of his offer letter, Mr. Auvil was granted a stock option to purchase 541,398 shares of our common stock at an exercise price of $2.30 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our board of directors. This option vests according to the 2002 Stock Option/Stock Issuance Plan and related stock option agreement. As of December 31, 2012, this option was fully vested. Mr. Auvil's employment is at will and may be terminated at any time, with or without cause.

        David Knight.    We entered into an offer letter agreement with Mr. Knight, our Executive Vice President, Product Management and Marketing, on March 14, 2011. Pursuant to the offer letter, Mr. Knight's initial base salary was established at $225,000 per year. In addition, Mr. Knight was eligible to receive a bonus targeted at 30% of his annual base salary with an additional potential bonus based upon individual and/or company over-performance. The bonus was subject to the terms and conditions of the Executive Bonus Plan. On April 29, 2011, in accordance with the terms of his offer letter, Mr. Knight was granted a stock option to purchase 250,000 shares of our common stock at an exercise price of $5.48 per share, which was equal to the fair market value of our common stock on the date the option was granted, as determined by our board of directors. This option vests according to the 2002 Stock Option/Stock Issuance Plan and related stock option agreement. As of December 31, 2012, all of the shares of our common stock subject to this option were unvested. Mr. Knight's employment is at will and may be terminated at any time, with or without cause.

Potential Payments Upon Termination or Change-In-Control

  Termination

        The following table summarizes the amount of the cash severance payment that each of our Named Executive Officers would have been entitled to receive assuming a qualifying termination of employment as of December 31, 2012. The Named Executive Officers would not have any accelerated stock option benefits for any termination of employment.

Name	Cash Severance Amount
Gary Steele	$0
Paul Auvil	$0
David Knight	$0

  Change in Control Arrangements

        Generally, our stock option agreements with each of our Named Executive Officers provide for acceleration of vesting of 100% of the unvested shares of our common stock underlying such options in the event of an involuntary termination of employment (as such term is defined in the stock option agreement) within 18 months following a change in control in our company for employees who have worked for our company for one year or more prior to the involuntary termination of employment. The following table summarizes the intrinsic value of this acceleration benefit to our Named Executive

Officers pursuant to these awards, assuming an involuntary termination of employment and change in control of our company as of December 31, 2012. Values are based upon the value of a share of our common stock as of December 31, 2012, calculated based on the fair market value as of December 31, 2012 less the exercise price of each outstanding stock option.

Name	Accelerated Stock Option Payment Value
Gary Steele	$2,759,326
Paul Auvil	$1,219,687
David Knight	$1,176,962

EQUITY COMPENSATION PLAN INFORMATION

        The following table presents information as of December 31, 2012 with respect to compensation plans under which shares of our common stock may be issued. The category "Equity compensation plans approved by security holders" in the table below consists of the 2002 Stock Option/Stock Issuance Plan, 2012 Equity Incentive Plan and 2012 Employee Stock Purchase Plan. The table does not include information with respect to shares subject to outstanding awards granted under other equity compensation arrangements assumed by Proofpoint in connection with mergers and acquisitions of the companies that originally granted those awards.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)		Weighted-average exercise price of outstanding options, warrants and rights($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	9,636,460	(1)	$5.6309	5,256,488	(2)
Equity compensation plans not approved by security holders(3)	110		$0.00	0

Total	9,636,570		$5.6309	5,256,488

(1)
Excludes purchase rights accruing under the 2012 Employee Stock Purchase Plan.

(2)
Includes 645,869 shares that remain available for purchase under the 2012 Employee Stock Purchase Plan and 4,610,619 shares of common stock that are subject to outstanding awards under the 2012 Equity Incentive Plan. Any such shares of common stock that are subject to outstanding awards under the 2002 Stock Option/Stock Issuance Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be available for future grant and issuance under the 2012 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2012 Equity Incentive Plan will increase automatically on the first day of January of each of 2013 through 2016 by the number of shares equal to 5% of the total outstanding shares of our common stock as of the immediately preceding December 31st. Similarly, the number of shares reserved for issuance under our 2012 Employee Stock Purchase Plan will increase will increase automatically on the first day of January of each of 2013 through 2020 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31st (rounded to the nearest whole share).

(3)
Excludes information for options, warrants and other equity rights assumed by Proofpoint in connection with mergers and acquisitions. As of December 31, 2012, a total of 110 shares of our common stock were issuable upon settlement of outstanding restricted stock units under those other assumed arrangements. No additional awards may be granted under those assumed arrangements.

 RELATED PARTY TRANSACTIONS

        In addition to the compensation arrangements, including employment, termination of employment and change of control arrangements and indemnification arrangements, discussed, when required, above in the section entitled "Executive Compensation". The following is a description of each transaction since January 1, 2012 and each currently proposed transaction in which:

  •
  we have been or are to be a participant;

  •
  the amount involved exceeded or exceeds $120,000; and

  •
  any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

        We have no transactions fitting the above description.

Review, Approval or Ratification of Transactions with Related Parties

        Our board of directors has adopted a written related person transactions policy. Under this policy, the audit committee reviews transactions that may be "related-person transactions," which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed fiscal year, and their immediate family members.

        This policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

  •
  employment-related compensation to executive officers that is approved by the compensation committee;

  •
  compensation to non-employee directors that is approved by our board of directors and is required to be reported in our proxy statement;

  •
  transactions with another company at which:

  •
  the related person's only relationship is as a beneficial owner of less than 10% of that company's shares or as a limited partner holding interests of less than 10% in that partnership;

  •
  the related person is a director (and his or her interest in the transaction arises solely from his or her position as a director of that company);

  •
  charitable contributions, grants or endowments by us to a charitable organization, foundation or university at which the related person's only relationship is as an employee (or at which the related person is a trustee, director or executive officer if the aggregate amount involved in our fiscal year does not exceed $300,000), or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

  •
  transactions where the related person's interest arises solely from the ownership of publicly traded securities issued by us and all holders of those securities receive proportional benefits;

  •
  ordinary course business travel and expenses, advances and reimbursements; and

  •
  payments made pursuant to (i) directors and officers insurance policies, (ii) our certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by our board of directors, such as indemnification agreements.

        When transactions involving related persons do not fall into one of the above categories, they will be reviewed by our disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the audit committee. Transactions may also be identified through our code of business conduct and ethics or other policies and procedures and reported to the audit committee. The audit committee will review the material facts of all related person transactions and either approve, disapprove, ratify, rescind, or take other appropriate action (in its discretion) with respect to the transaction.

 REPORT OF THE AUDIT COMMITTEE

        The information contained in the following report of Proofpoint's Audit Committee is not considered to be "soliciting material," "filed" or incorporated by reference in any past or future filing by Proofpoint under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Proofpoint specifically incorporates it by reference.

        The Audit Committee has reviewed and discussed with Proofpoint's management and PricewaterhouseCoopers, LLP the audited consolidated financial statements of Proofpoint for the year ended December 31, 2012. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers, LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers, LLP its independence from Proofpoint.

        Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Proofpoint's annual report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Dana Evan, Chair
Philip Koen
Rob Ward

 ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

        Proofpoint's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Proofpoint, Inc., 892 Ross Drive, Sunnyvale, California 94089, Attn: Corporate Secretary.

        To be timely for the 2014 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Proofpoint not earlier than 5:00 p.m. Pacific Time on February 25, 2014 and not later than 5:00 p.m. Pacific Time on March 27, 2014. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Proofpoint's bylaws.

        Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Proofpoint's 2014 annual meeting must be received by the Company not later than January 1, 2014 in order to be considered for inclusion in Proofpoint's proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Exchange Act requires Proofpoint's directors, executive officers and any persons who own more than 10% of Proofpoint's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Proofpoint with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Proofpoint and written representations from the directors and executive officers, Proofpoint believes that all Section 16(a) filing requirements were timely met in 2012, except, due to administrative errors, with respect to Messrs. Feiber, Harvey and Ward, each a director, and MDV VII, L.P., a 10% shareholder. On August 9, 2012, Messrs. Feiber, Harvey and Ward were granted stock option awards of 4,365; 4,731 and 4,505 shares respectively. The Form 4s reporting these transactions were filed on December 17, 2012, April 26, 2013 and April 26, 2013, respectively. Beginning on December 3, 2012, MDV VII, L.P. disposed of 500,000 shares in a series of transactions. The Form 4 for these transactions was filed on December 17, 2012.

Available Information

        Proofpoint will mail without charge, upon written request, a copy of Proofpoint's annual report on Form 10-K for the year ended December 31, 2012, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Proofpoint, Inc.
892 Ross Drive
Sunnyvale, California 94089
Attn: Investor Relations

        The Annual Report is also available at http://investors.proofpoint.com/financials.cfm.

"Householding"—Stockholders Sharing the Same Last Name and Address

        The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

        This year, a number of brokers with account holders who are Proofpoint stockholders will be "householding" our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

        Upon written or oral request, Proofpoint will promptly deliver a proxy statement, proxy card, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, annual report and other proxy materials, you may write Proofpoint's Investor Relations department at 892 Ross Drive, Sunnyvale, California 94089, Attn: Investor Relations, or at http://investors.proofpoint.com/contactus.cfm.

        Any stockholders who share the same address and currently receive multiple copies of Proofpoint's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Proofpoint's Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

        The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

 DIRECTIONS AND MAP TO THE SANTA CLARA MARRIOTT

        Directions to the Santa Clara Marriott from San Jose:

  (1)
  Follow Route 101 to Great America Parkway Exit
  (2)
  Exit right to Mission College Boulevard
  (3)
  Hotel is located on the right

        Directions to the Santa Clara Marriott from San Francisco:

  (1)
  Follow Route 101 to Great America Parkway Exit
  (2)
  Exit left to Mission College Boulevard
  (3)
  Hotel is located on the right

VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until 11:59  P.M. Eastern Time the day before the cut-off date or meeting date. Have your  proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we  have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,  Edgewood, NY 11717.  PROOFPOINT, INC  892 ROSS DRIVE  SUNNYVALE, CA 94089  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  KEEP THIS PORTION FOR YOUR RECORDS  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  DETACH AND RETURN THIS PORTION ONLY  For Withhold For All  All All Except  NOTE: Such other business as may properly come  before the meeting or any adjournment thereof.  The Board of Directors recommends you vote  FOR the following:  1. Election of Directors  Nominees  01 Philip Koen 02 Douglas Garn  The Board of Directors recommends you vote FOR  proposals 2. and 3.: For Against Abstain  2. To ratify the appointment of  PricewaterhouseCoopers LLP as our independent  registered public accounting firm for the  fiscal year ending December 31, 2013.  3. To conduct an advisory vote for approval of the  compensation of our named executive officers.  The Board of Directors recommends you  vote 3 YEARS on the following proposal: 1 year 2 years 3 years Abstain  4. To recommend, by non-binding vote, the  frequency of executive compensation  votes.  The Board of Directors recommends you vote FOR  the following proposal:  5. Re-approval of the Internal Revenue Code  Section 162(m) limits of our 2012 Equity  Incentive Plan to preserve our ability to  receive corporate income tax deductions that  may become available pursuant to Section  162(m).  For Against Abstain  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name, by authorized officer.  Signature [PLEASE SIGN WITHIN BOX] Date Date  JOB #  Signature (Joint Owners)  SHARES  CUSIP #  SEQUENCE #  0000179118_1 R1.0.0.51160  02  0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10K & Proxy Statement are available at http://investors.proofpoint.com/financials.cfm . PROOFPOINT, INC Annual Meeting of Stockholders June 10, 2013 9:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Gary Steele, Paul Auvil and Michael Yang, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of PROOFPOINT, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 09:00 AM, PDT on 6/10/2013, at the Santa Clara Marriott 2700 Mission College Boulevard Santa Clara, CA 95054, and any adjournment or postponement thereof. 0000179118_2 R1.0.0.51160 This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side